Exhibit 23
                         Consent of Independent Auditors
                         -------------------------------


   The Board of Directors
   Life Sciences International PLC:

        We consent to the incorporation by reference in the following registration statements of our report dated 10 February 1997, with respect to the consolidated financial statements of Life Sciences International PLC as of and for the year ended December 31, 1996, which report appears in the Form 8-K/A of Thermo Instrument Systems Inc. dated June 9, 1997.


                  Form           Registration Number               Date
                  ----           -------------------               ----
                  S-3                 33-42270              August 15, 1991

                  S-3                 33-69526           September 28, 1993

                  S-3                 33-02163               March 29, 1996

                  S-8                 33-14980                June 11, 1987

                  S-8                 33-16461              August 12, 1987

                  S-8                 33-14974                June 10, 1987

                  S-8                      (1)            February 21, 1990

                  S-8                 33-33577            February 21, 1990

                  S-8                 33-36221               August 2, 1990

                  S-8                 33-37866            November 15, 1990

                  S-3                333-17707               March 27, 1997

                  S-8                 33-65275            December 21, 1995

                  S-8                 33-37559             October 31, 1990


   (1) Post effective amendment to registration statement on Form S-4 (No. 33-32579-02) dated February 21, 1990.



   KPMG Audit Plc



   London, England
   June 9, 1997